Exhibit (n)(4)

Schedule A (FIXED INCOME), dated July 1, 2011, to the Amended and Restated

Multiple Class of Shares Plan for Spartan Index Funds

Dated July 1, 2011

Fidelity Fixed-Income Trust

Fund/Class	Class Level Redemption Fee (as a % of amount redeemed)
Spartan Short-Term Treasury Bond Index Fund:
Investor Class	None
Fidelity Advantage Class	None

Spartan Intermediate Treasury Bond Index Fund:
Investor Class	None
Fidelity Advantage Class	None

Spartan Long-Term Treasury Bond Index Fund:
Investor Class	None
Fidelity Advantage Class	None

Spartan U.S. Bond Index Fund:
Class F	None
Investor Class	None
Fidelity Advantage Class	None
Institutional Class	None
Fidelity Advantage Institutional Class	None

Spartan Emerging Markets Index Fund:
Investor Class	1.50
Fidelity Advantage Class	1.50
Institutional Class	1.50
Fidelity Advantage Institutional Class	1.50

Spartan Global ex U.S. Index Fund:
Investor Class	1.00
Fidelity Advantage Class	1.00
Institutional Class	1.00
Fidelity Advantage Institutional Class	1.00

Spartan Mid Cap Index Fund:
Investor Class	0.75
Fidelity Advantage Class	0.75
Institutional Class	0.75
Fidelity Advantage Institutional Class	0.75

Spartan Small Cap Index Fund:
Investor Class	1.50
Fidelity Advantage Class	1.50
Institutional Class	1.50
Fidelity Advantage Institutional Class	1.50

Spartan Real Estate Index Fund:
Investor Class	0.75
Fidelity Advantage Class	0.75
Institutional Class	0.75